Exhibit 10.2b

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ADDENDUM THREE

TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT

This ADDENDUM THREE TO LEASE AGREEMENT FOR A GAMMA KNIFE UNIT (this “Addendum Three”) is dated effective as of June 7, 2016, and is entered into between GK Financing, LLC, a California limited liability company (“GKF”), and OSF Healthcare System, an Illinois not for profit corporation, owner and operator of St. Francis Medical Center (“Medical Center”), with reference to the following recitals:

Recitals:

WHEREAS, on February 18, 2000, GKF and Medical Center executed a Lease Agreement for a Gamma Knife Unit, as amended by (i) a certain Addendum to Lease Agreement for a Gamma Knife Unit (incorrectly referenced therein as Addendum Two to Lease Agreement) dated effective as of April 13, 2007 (“Addendum One”); and (ii) a certain Addendum Two to Lease Agreement for a Gamma Knife Unit dated effective as of October 31, 2012 (“Addendum Two”) (such Lease Agreement, as amended by Addendum One and Addendum Two, is referred to herein as the “Lease”); and

WHEREAS, the parties desire to further amend the terms and provisions of the Lease as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Agreement:

1.	Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.

2.	Extension of Lease Term. Notwithstanding anything to the contrary set forth in the Lease, in consideration of the “Second Reload” described below, the Term of the Lease (as extended by the First Extension) shall be automatically extended for a period of four (4) years (the “Second Extension”), which Second Extension shall commence on the date the first “procedure” is performed immediately following the completion of the Second Reload. In no event shall the Term of the Lease be extended beyond October 14, 2020.

3.	Second Cobalt Reload of the Equipment. Section 15.2 of the Lease (Second Reload) (as set forth in Section 3 of Addendum One) is hereby deleted in its entirety and replaced with the following:

“15.2 Second Reload. Subject to the terms and conditions set forth below, (a) GKF shall at its sole cost and expense, reload the Perfexion Model with new cobalt-60 (the “Second Reload”), which Second Reload shall be performed at the Site; and (b) GKF shall use its commercially reasonable efforts to perform the Second Reload during third/fourth quarter 2016. GKF also agrees to be responsible for all insurance, rigging, site modifications and installation costs related to the Second Reload. All references in this Agreement to the “Second Reload” shall be deemed to refer to the Second Reload as defined above.”

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

4.	Per Procedure Payment. Effective May 15, 2016, the first paragraph of Section 7 of the Lease (as amended by Section 4.a of Addendum One) shall be deleted in its entirety and replaced with the following:

“7. Per Procedure Payments. Medical Center shall schedule use of the Equipment at its sole discretion and shall be obligated to no minimum number of procedures. Commencing from and after May 15, 2016 (the “2016 Per Procedure Rate Adjustment Date”), Medical Center shall pay to GKF a per procedure payment equal to (i) [*****] per procedure for procedures [*****] performed in each year of the Agreement for the use of the Equipment, and (ii) [*****] per procedure for procedures [*****] and above during each year of the Agreement for the use of the Equipment. For purposes of the foregoing per procedure calculation, procedure counts are not cumulative and the procedure count reverts to zero (0) on the 2016 Per Procedure Rate Adjustment Date and on each anniversary date thereafter. As used in this Agreement, the term “procedure” shall mean each individual treatment session (fraction), whether performed on an inpatient or outpatient basis, during which a patient receives treatment, imaging or other procedures, including, without limitation, treatment planning and delivery, imaging and other ancillary services, using the Equipment and/or any other equipment or devices that are used in lieu of, or as an alternative to, the Equipment. Medical Center shall be billed on the fifteenth (15th) and the last day of each month for the actual number of procedures performed during the first and second half of the month, respectively. Medical Center shall pay the procedures invoiced within thirty (30) days after being invoiced. Interest shall begin to accrue at the rate of one and one-half percent (1.5%) per month on all invoices remaining unpaid after forty-five (45) days.”

5.	Captions. The Captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting Addendum Three.

6.	Full Force and Effect. Except as amended by this Addendum Three, all of the terms and provisions of the Lease shall remain in full force and effect, including, without limitation, Medical Center’s obligation to pay the per treatment payment for using the Extend system as set forth in Addendum Two.

IN WITNESS WHEREOF, the parties have executed this Addendum Three effective as of the date first written above.

GKF:		Medical Center:

GK FINANCING, LLC		OSF HEALTHCARE SYSTEM, owner and operator of Saint Francis Medical Center

By:	/s/ Ernest A. Bates
Name:	Ernest A. Bates, M.D.	By:	/s/ Sister Diane Marie McGrew, OSF
Title:	GKF Policy Committee Member
		Name:	Sister Diane Marie McGrew, OSF

		Title:	President